                                                        Exhibit 23.1

                   Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-4) of Equity Residential Properties Trust of our reports indicated below with respect to the financial statements indicated below included in Lexford Residential Trust's filings as indicated below, filed with the Securities and Exchange Commission.


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                                         Date of Auditors'
 Financial Statements                         Report                Filing
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
Consolidated financial statements and    January 27, 1999       1998 Annual
schedules of Lexford Residential Trust                          Report on Form
at December 31, 1998 and 1997 and for                           10-K
the three years in the period ended
December 31, 1998

Combined Statements of Revenue and         April 1, 1998        Current Report
Certain Expenses of the Consolidating                           on Form 8-K
Properties for each of the three years in                       dated April 1,
the period ended December 31, 1997                              1998


                                                   /S/ ERNST & YOUNG LLP

Columbus, Ohio
August 18, 1999